UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
 _____________________________________________
 Current Report
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 30, 2017
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MPLX LP
(Exact name of registrant as specified in its charter)
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Delaware	001-35714	27-0005456
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 E. Hardin Street Findlay, Ohio	45840
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:
(419) 421-2414
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 30, 2017, the sole member of MPLX GP LLC, the general partner (the “General Partner”) of MPLX LP (the “Partnership”), increased the size of the board of directors of the General Partner (the “Board”) to thirteen members and elected Michael J. Hennigan as a director, with such election to be effective June 20, 2017. On May 30, 2017, the Board appointed Mr. Hennigan President of the General Partner, with such appointment to also be effective June 20, 2017. As Mr. Hennigan will serve as an officer of the General Partner, he will not receive compensation for his services as a director. Mr. Hennigan is also not expected to serve on any standing committees of the Board.

Since April 28, 2017, Mr. Hennigan, age 57, has served as President, Crude, NGL and Refined Products of the general partner of Energy Transfer Partners L.P. He was elected President and Chief Executive Officer of the general partner of Sunoco Logistics Partners L.P. (“SXL GP”), effective March 1, 2012 and served until April 28, 2017. Prior to that, he was President and Chief Operating Officer of SXL GP from July 2010 until March 2012. From May 2009 until July 2010, Mr. Hennigan served as Vice President, Business Development of SXL GP. Prior to joining SXL GP, Mr. Hennigan was employed in the following positions at Sunoco, Inc.: Senior Vice President, Business Improvement from October 2008 to May 2009; and Senior Vice President, Supply, Trading, Sales and Transportation from February 2006 to October 2008. Mr. Hennigan previously served as a member of the board of directors of SXL GP beginning in April 2010, and on the board of directors of Niska Gas Storage Partners LLC beginning in September 2014.

Mr. Hennigan has held a variety of operations and leadership roles with increasing responsibility during his 35 years of industry experience providing him with valuable insight and perspective that will inform his service as a member of the Board.

Effective June 20, 2017, Donald C. Templin will cease to serve as President of the General Partner. Mr. Templin will continue to serve on the Board. Mr. Templin has been named President, Marathon Petroleum Corporation (“MPC”), effective July 1, 2017.

Neither the Partnership, the General Partner nor any of the Partnership’s subsidiaries have employees. MPC has the contractual responsibility for providing the employees and other personnel, including executive officers such as Mr. Hennigan, necessary to conduct the Partnership’s operations. Mr. Hennigan will receive an annual base salary from MPC and is eligible to participate in MPC’s annual cash bonus program and long-term incentive compensation plan, as well as other benefit plans and programs such as health and life insurance, income protection by means of long-term and short-term disability and retirement and severance benefits plans. Mr. Hennigan is also eligible to participate in the Partnership’s long-term incentive compensation plan. Through its affiliates, MPC owns 100% of the General Partner of the Partnership.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MPLX LP

	By:	MPLX GP LLC, its General Partner

Date: June 5, 2017	By:	/s/ Molly R. Benson
Name: Molly R. Benson
Title: Vice President, Corporate Secretary and Chief Compliance Officer